Exhibit 99.1

TO:    All Executive Officers and Directors

RE:
Notice of Blackout Period Concerning Common Stock of J. C. Penney Company, Inc. (the "Company"), Including Stock Trades Within the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan, the J. C. Penney Corporation Inc. Safe Harbor 401(k) Plan and the J. C. Penney Corporation, Inc. Mirror Savings Plan (collectively the "Plans")

As a result of several factors, including the negative impact of the Coronavirus pandemic on the U.S. economy and global markets and the Company’s stock performance, Newport Trust Company ("Newport Trust"), the independent fiduciary and investment manager of the JCPenney Stock Fund, the investment fund under the Plans that holds shares of common stock of the Company, has determined that the JCPenney Stock Fund will be closed to new investments, including both participant contributions and transfers, meaning such fund will not accept any new contributions or transfers from other investment funds under the Plans. A decision has not been made to close the JCPenney Stock Fund under the Plans at this time. The period when the JCPenney Stock Fund will be closed to new investments is referred to as a "blackout period" and began on March 26, 2020, and will end as soon as reasonably practicable after the circumstances giving rise to the suspension have ended (the "Blackout Period"). We will notify you when the Blackout Period ends.

In addition, your ability to engage in transactions involving Company stock is limited during the Blackout Period, regardless of whether you participate in the Plans or invest in the JCPenney Stock Fund. Pursuant to the memo distributed by the Company to you on February 25, 2020, the last open window for trading in Company stock, including transfers of funds in or out of the JCPenney Stock Fund, closed on March 13, 2020.

Under the Section 306 of the Sarbanes-Oxley Act of 2002, as a result of the blackout described above, you will not be permitted, directly or indirectly, to purchase, sell, or otherwise acquire or transfer any equity securities of the Company (or derivative securities of those equity securities, such as stock options) during the Blackout Period. This prohibition also applies to any direct or indirect pecuniary interest you may have in such securities, such as Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations.

The prohibition on sales and other transfers applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company. It is important to note that any such security you sell or otherwise transfer will be treated automatically as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

If you engage in a transaction that violates the restrictions described above, you may be required to disgorge your profits from the transaction and you may be subject to civil and criminal penalties. The SEC regulations regarding blackout period restrictions are complex. To avoid any inadvertent violations of the Blackout Period restrictions, please contact Brandy Treadway, Senior Vice President, General Counsel & Secretary, 6501 Legacy Drive, Plano, TX 75024, (972) 431-1000 if you have any questions about your obligations. You may also obtain without charge, information as to whether the Blackout Period has ended by contacting Kelly Nelson, 6501 Legacy Drive, Plano, TX 75024, (972) 431-1000. In addition, during this Blackout Period the trading restrictions under the Company's insider trading policy continue to apply.

This notice is being provided as soon as practicable after Newport Trust closed the JCPenney Stock Fund under the Plans to new investments. Advance notice of the Blackout Period was not possible due to the quickly changing economic conditions resulting from the Coronavirus pandemic.

If you have any questions or concerns regarding this notice, the Blackout Period or the restrictions described herein, please contact J. C. Penney Company, Inc., Attention: Brandy Treadway, Senior Vice President, General Counsel & Secretary, 6501 Legacy Drive, Plano, TX 75024, (972) 431-1000.